UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 29, 2008
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Fiscal 2008 Base Salaries
     On January 29, 2008, the Compensation Committee of the Board of Directors of Quiksilver, Inc. (the “Company”), in connection with the Company’s previously announced desire to reduce its selling, general and administrative expenses, approved a reduction in the annual base salaries (effective as of February 1, 2008) for the Company’s executive officers to fiscal 2007 levels. The following table sets forth the reduced annual base salary levels of the Company’s executive officers:

Name and Position	Base Salary
Robert B. McKnight, Jr.,	$950,000
Chief Executive Officer
Bernard Mariette,	$800,000
President
Charles S. Exon,	$425,000
Executive Vice President, Secretary and General Counsel
Joseph Scirocco,	$550,000
Executive Vice President and Chief Financial Officer
David Morgan,	$475,000
Executive Vice President and Chief Operating Officer
     LTIP Awards
     Also on January 29, 2008, the Compensation Committee granted awards to the Company’s Chief Executive Officer and its President pursuant to the terms of the Company’s Long-Term Incentive Plan. The awards are for the performance period beginning November 1, 2007 and ending October 31, 2010 and provide for the payment of cash bonuses at the end of the performance period if the Company achieves specified levels of earnings per share growth during the performance period. A copy of the Company’s Long-Term Incentive Plan is included as an exhibit to its annual report on Form 10-K for the fiscal year ended October 31, 2004.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2008	Quiksilver, Inc. (Registrant)
	By:	/s/ Charles S. Exon
Charles S. Exon
Executive Vice President, Secretary and General Counsel

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